UNITED STATES CELLULAR CORPORATION

AMENDED AND RESTATED BYLAWS

(As Amended Effective May 15, 2012)

ARTICLE I

OFFICES

Section 1.              Registered Office.  The registered office shall be in the City of Dover, County of Kent, State of Delaware.

Section 2.              Other Offices.  The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.              Place of Meeting.  All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting.  Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.              Time of Annual Meeting and Vote Required to Elect Directors.  Annual meetings of stockholders shall be held on the first Friday in May if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote directors to succeed those whose terms expire, and transact such other business as may properly be brought before the meeting.

Section 3.              Notice of Annual Meeting.  Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4.              Voting List.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5.              Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of holders of a majority of the votes of the stock issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

Section 6.              Notice of Special Meetings.  Written notice of a special meeting, stating the place, date and hour of the meeting and the purposes or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 7.              Business to be Transacted at Special Meetings.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8.              Quorum and Adjournments.  The holders of a majority of the votes of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation, and except where a separate vote by a class or classes is required, in which case the holders of a majority of the votes of the stock of such class or classes, present in person or represented by a proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9.              Vote Required.  When a quorum is present at any meeting, the vote of the holders of a majority of the votes of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute, of the certificate of incorporation, or the bylaws, a different vote is required, in which case such express provision shall govern and control the decision or such question.

Section 10.            Voting.  Each stockholder shall at every meeting of stockholders be entitled to vote in person or by proxy the shares of capital stock having voting power held by such stockholder, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period.

Section 11.            Informal Action.  Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 12.            Introduction of Business at a Meeting of Stockholders.  At an annual or special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before an annual or special meeting of stockholders.  To be properly brought before an annual or special meeting of stockholders, business must be (1) in the case of a special meeting, specified in the notice of the special meeting (or any supplement thereto) given by or at the direction of the board of directors, or (2) in the case of an annual meeting, properly brought before the meeting by or at the direction of the board of directors, or otherwise properly brought before an annual meeting by a stockholder.  For business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the President or Secretary of the corporation.  To be timely, a stockholder’s notice must be received at the principal executive offices of the corporation not earlier than 120 calendar days nor later than 90 calendar days in advance of the anniversary date of the date of the corporation’s proxy statement to stockholders in connection with the most recent preceding annual meeting of stockholders, except that if the date of the current year’s annual meeting has been changed by more than 30 calendar days from the anniversary date of the most recent preceding annual meeting, a stockholder proposal shall be received by the corporation not later than the close of business on the tenth day following the date of public notice of the date of the current year’s annual meeting.

A stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (1) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (3) the class and number of shares of the corporation which are beneficially owned by such stockholder on the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder’s notice and (4) any material interest of the stockholder in such proposal.

Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedure set forth in this Section 12.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures described by the bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be considered.

Section 13.            Nomination of Directors.  Only persons nominated in accordance with the procedures set forth in this section shall be eligible for election as directors.  Nominations of persons for election to the board may be made at a meeting of stockholders (1) by or at the direction of the board of directors, or (2) by any stockholder of the corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 13.  Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the President or Secretary of the corporation.  To be timely, a stockholder’s notice must be received at the principal executive offices of the corporation not earlier than 120 calendar days nor later than 90 calendar days in advance of the anniversary date of the date of the corporation’s proxy statement to stockholders in connection with the preceding year’s annual meeting of stockholders, except that if the date of the current year’s annual meeting has been changed by more than 30 calendar days from the anniversary date of the most recent preceding annual meeting, a nomination shall be received by the corporation not later than the close of business on the tenth day following the date of public notice of the date of the current year’s annual meeting.

A stockholder’s notice shall set forth (1) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the corporation which are beneficially owned by such person on the date of such stockholder’s notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (2) as to the stockholder giving the notice (a) the name and address, as they appear on the corporation’s books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (b) the class and number of shares of the corporation which are beneficially owned by such stockholder on the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder’s notice.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this section.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

This Section 13 shall not apply to the election of a director to a directorship which may be filled by the board of directors under the Delaware General Corporation Law.

ARTICLE III

DIRECTORS

Section 1.              Number, Classification and Term of Office.  The number of directors which shall constitute the whole board shall not be less than three nor more than eleven.  Upon the effectiveness of these amended and restated bylaws, the board shall consist of nine directors.  Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting.  The directors shall be divided into three classes:  Class I, Class II and Class III.  Such classes shall be as nearly equal in number as possible.  The term of office of the initial Class I directors shall expire at the annual meeting of stockholders in 1988; the term of office of the initial Class II directors shall expire at the annual meeting of stockholders in 1989; and the term of office of the initial Class III directors shall expire at the annual meeting of stockholders in 1990, or thereafter when their respective successors in each case are elected and qualified.  At each annual election held after the adoption of this bylaw the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting or thereafter when their respective successors in each case are elected and qualified.  Any director elected to a particular class by the stockholders or directors shall be eligible, upon resignation, to be elected to a different class.

Section 2.              General Powers.  The business of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by the bylaws directed or required to be exercised or done by the stockholders.

Section 3.              Director Emeritus.  The board of directors may appoint any former director of the corporation to serve as director emeritus of the corporation.  Any person appointed as director emeritus shall be entitled to receive notice of, and to attend all meetings of the board of directors, and shall continue to provide advice and counsel to the board of directors.  In such capacity, such person shall not be a director and shall not have any of the liabilities or duties of a director under law, nor shall he or she be counted in determining a quorum of the board of directors or vote as a director.

MEETINGS OF THE BOARD OF DIRECTORS

Section 3.              Place of Meetings.  The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 4.              Regular Meetings.  A regular meeting of the board of directors shall be held without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of stockholders.  The board of directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

Section 5.              Special Meetings.  Special meetings of the board of directors may be called by the president on two days notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

Section 6.              Quorum.  At all meetings of the board of directors, a majority of directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.              Informal Action.  Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 8.              Resignations.  Any director of the corporation may resign at any time by giving written notice to the board of directors, the president, or the secretary of the corporation.  Such resignation shall take effect at the time specified therein; and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.              Presumption of Assent.  A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

COMMITTEE OF DIRECTORS

Section 10.            Appointment and Powers.  The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether the member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 11.            Minutes.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

COMPENSATION OF DIRECTORS

Section 12.            Compensation.  The board of directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director.  No such payments shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICES

Section 1.              Notice.  Whenever, under the provisions of statute or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at the stockholder’s address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by telegram, telex or similar device.

Section 2.              Waiver.  Whenever any notice is required to be given under the provisions of statute or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1.              Number and Qualifications.  The officers of the corporation shall be a chairman, a president, one or more executive vice presidents, senior vice presidents, vice presidents, a general counsel, a secretary, a treasurer, a controller, a chief accounting officer and such assistant secretaries, assistant treasurers or other officers or agents as may be elected or appointed by the board of directors.  Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

Section 2.              Election.  The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman, president, one or more executive vice presidents, senior vice presidents, vice presidents, a general counsel, a secretary, a treasurer, a controller, a chief accounting officer, and one or more assistant secretary(ies) and assistant treasurer(s).

Section 3.              Other Officers and Agents.  The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4.              Salaries.  The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5.              Term of Office.  The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors.  Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE CHAIRMAN

Section 6.              Chairman.  The chairman shall preside at all meetings of the shareholders and of the board of directors and shall see that orders and resolutions of the board of directors are carried into effect.  He may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the board of directors or by these bylaws to some other officer or agent of the corporation.  The chairman shall supervise the duties assigned to the chief accounting officer and shall determine short term and recommend (to the Stock Option Compensation Committee) long term compensation for the executive vice president and chief financial officer.  In the absence of the president (including a vacancy in such office) or in the event of his inability or refusal to act, which inability shall be determined by the chairman, the chairman shall perform the duties of the principal executive officer and, when so acting, shall have all the powers of the president.

THE PRESIDENT

Section 7.              The President.  The president shall be the principal executive officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation, subject to the general powers of the board of directors.  In the absence of the chairman, he shall preside at all meetings of the shareholders and of the board of directors.  He may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under seal of the corporation except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other office or agent of the corporation.  In general, he shall perform all duties incident to the office of president other than those reserved to the chairman and such other duties as may by prescribed by the board of directors from time to time.  He shall have general powers of supervision and shall be the final arbiter of all differences between officers of the corporation and his decision as to any matter affecting the corporation shall be final and binding as between the officers of the corporation subject only to the chairman and the board of directors.

THE EXECUTIVE VICE-PRESIDENT, SENIOR VICE-PRESIDENT,
AND VICE-PRESIDENT

Section 8.              The Executive Vice-President, Senior Vice-President and Vice-President.  In the absence of the chairman or the president or in the event of the chairman’s or the president’s inability or refusal to act, the executive vice-president, the senior vice-president, or the vice-president (or in the event there be more than one executive vice-president, the executive vice-presidents in the order designated, or in the absence of any designation then in the order of their election, then the senior vice-presidents, then the vice-presidents) shall perform the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president.  The executive vice-president, the senior vice-president and the vice-president shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE GENERAL COUNSEL

Section 9               The General Counsel.  The general counsel shall be the principal legal officer of the Corporation and shall be responsible for and have charge of all legal matters affecting the Corporation, its subsidiaries, and those affiliated entities which it controls.  The general counsel shall perform or supervise the performance of all duties incident to such legal matters, together with such other duties as from time to time may be assigned to him by the chairman, the president or the board of directors.  The duties and powers of the general counsel shall extend to all subsidiaries of the corporation and, insofar as the chairman or president may deem appropriate and practicable, to all affiliated entities.  In the absence of the General Counsel or in the event of the General Counsel’s inability or refusal to act, the Assistant General Counsel appointed by the board of directors shall carry out the duties and responsibilities of the General Counsel.

THE SECRETARY AND ASSISTANT SECRETARY

Section 10.            The Secretary.  The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision the secretary shall be.  The secretary shall have custody of the corporate seal of the corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the secretary’s signature or by the signature of such assistant secretary.  The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by the secretary’s signature.

Section 11.            The Assistant Secretary.  The assistant secretary or, if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of the secretary’s inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURER

Section 12.            The Treasurer.  The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all transactions as treasurer and of the financial condition of the corporation.

If required by the board of directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office and for the restoration to the corporation, in case of the treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer’s possession or under the treasurer’s control belonging to the corporation.

Section 13.            The Assistant Treasurer.  The assistant treasurer or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors (of if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of the treasurer’s inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE CONTROLLER

Section 14.            The Controller.  The duties of the controller shall be to maintain adequate records of all assets, liabilities and transactions of the Corporation in accordance with and to implement the accounting systems, policies and standards determined or established by the chief accounting officer; to see that adequate audits are currently and regularly performed; and, in conjunction with other officers and department heads, to initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum effectiveness and efficiency.  Employing the accounting systems, policies and standards determined or established by the chief accounting officer, the controller shall develop, implement and administer an effective plan for the control of operations, including properly maintaining internal controls over all assets, liabilities and transactions of the Corporation. The controller shall perform all duties as from time to time may be assigned to him or her by the chief financial officer or the Board of Directors.  The duties and powers of the controller shall extend to all subsidiaries of the Corporation and, insofar as the chief financial officer may deem appropriate and practicable, to all affiliated entities.

THE CHIEF ACCOUNTING OFFICER

Section 15.            The Chief Accounting Officer.  The chief accounting officer shall be responsible for determining and establishing accounting systems, policies and standards for the Corporation.  The chief accounting officer shall perform all duties as from time to time may be assigned to him or her by the chairman or the Board of Directors.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.              Form of Certificates.  The shares of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions under §158 of Title 8 of the Delaware Code that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock in the corporation represented by certificates shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman, president or a vice-president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by the stockholder in the corporation, unless and until the board of directors provides by resolution or resolutions that such stock shall be represented solely in book-entry form as uncertificated shares.  If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, references and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of any certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in §202 of Title 8 of the Delaware Code, in lieu of the foregoing requirements, there may be set forth on the face or back of any certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2.              Facsimile Signatures.  Where a share of the corporation represented by a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 3.              Lost Certificates.  With respect to any shares represented by a certificate, the board of directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.              Transfer of Stock.  With respect to any shares represented by a certificate, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, within a reasonable period of time, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.              Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

Section 1.              Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.              Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 3.              Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 4.              Seal.  The corporate seal shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

AMENDMENTS

These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors at any regular meeting of the board of directors or of the stockholders or at any special meeting of the board of directors or of the stockholders, if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting of the stockholders.